THIS SECURITY HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).
SUBORDINATED CONVERTIBLE PROMISSORY NOTE

Los Angeles, California	, 2007
     FOR VALUE RECEIVED, Save the World Air, Inc., a Nevada corporation (the “Company”), promises to pay to                                          (the “Holder”), or its assigns, the principal sum of                                         , the outstanding principal amount subscribed to hereof and hereby noted on the signature page below, together with interest from the date of this convertible promissory note (the “Note”) on the unpaid principal balance at a rate equal to 10% (ten percent) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Interest on the Note shall be paid quarterly. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the “Maturity Date”, which date shall be the earlier of (i) nine months after the date of this Note, (ii) when such amounts are declared due and payable by the Holder (or made automatically due and payable) upon or after the occurrence of an Event of Default (as defined in Section 7 below) or (iii) in the event of Accelerated Maturity (as defined in Section 9 below).
     The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:
     1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:
          (a) “Accelerated Maturity” has the meaning given in Section 9 hereof.
          (b) The “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.
          (c) “Certificate” shall mean the Articles of Incorporation of Company as in effect on the date hereof.

          (d) “Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.
          (e) “Event of Default” has the meaning given in Section 7 hereof.
          (f) “Financial Statements” shall mean, with respect to any accounting period for any Person, statements of operations, retained earnings and cash flows of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with generally accepted accounting principles (except, with respect to quarterly financial statements, for footnotes and year end adjustments). Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.
          (g) “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the holder of this Note, pursuant to a transfer, assignment or other transaction effected on the terms and subject to the conditions set forth in this Note. “Holders” shall mean the Holder, together with all other Persons who hold this series of Notes.
          (h) “Indebtedness” shall mean and include the aggregate amount of, without duplication (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principals), (d) all obligations with respect to capital leases, (e) all guaranty obligations; (f) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (g) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit and/or taxes or other charges not at the time delinquent or thereafter payable without penalty or being contested in good faith.
          (i) “Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including, without limitation, any Indebtedness incurred by such Person of the type described in clauses (a) and (b) of the definition of “Indebtedness” on behalf of any other Person); provided, however, that

Investments shall not include accounts receivable or other indebtedness owed by customers of such Person, which are current assets and arose from sales or non-exclusive licensing in the ordinary course of such Person’s business.
          (j) “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.
          (k) “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, or financial or other condition of the Company; (b) the ability of the Company to pay or perform the Obligations in accordance with the terms of this Note and the other Transaction Documents and to avoid a default or Event of Default under any Transaction Document; or (c) the rights and remedies, taken as a whole, of Holder under this Note, the other Transaction Documents or any related document, instrument or agreement.
          (l) “Permitted Indebtedness” means:
               (i) Indebtedness of Company in favor of the Holder arising under this Note;
               (ii) The existing indebtedness set forth on the Company’s Form 10-QSB for the period ended September 30, 2006 filed by the Company with the Securities and Exchange Commission (the “SEC”), as the same may have increased or decreased in the ordinary course of the Company’s business after the date thereof;
               (iii) Up to $1,000,000 of the Company’s Convertible Notes due December 5, 2007 and January 10, 2008 (collectively, the “Morale Notes”), as disclosed in the Company’s Current Report on Form 8-K dated December 11, 2006;
               (iv) Indebtedness of up to $2,000,000 issued by the Company in connection with the Company’s offering of its securities after the date of this Note;
               (v) Indebtedness incurred in connection with the financing of the Company’s inventory or its accounts receivable;
               (vi) Indebtedness to trade creditors, including, without limitation, affiliates of and service providers to the Company, incurred in the ordinary course of business;
               (vii) Other indebtedness of Company, not exceeding $1,000,000 in the aggregate outstanding at any time;

               (viii) Contingent obligations of Company consisting of guarantees (and other credit support) of the obligations of vendors and suppliers of Company in respect of transactions entered into in the ordinary course of business;
               (ix) Indebtedness with respect to capital lease obligations and Indebtedness secured by Permitted Liens;
               (x) Extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Company.
               (xi) Taxes or other charges not at the time delinquent or thereafter payable without penalty or being contested in good faith.
          (m) “Permitted Investments” shall mean and include: (a) deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation; (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance; (c) Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof; (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in connection with bona fide hedging arrangements; (e) Investments consisting of deposit accounts of the Company in which the Holder has a perfected security interest and deposit accounts of its Subsidiaries maintained in the ordinary course of business; (f) Investments existing on the Closing Date disclosed in the Schedule; (g) Extensions of credit in the nature of accounts receivable or notes receivable arising from the same or lease of goods or services in the ordinary course of business; (h) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (j) Investments consisting of (i) compensation of employees, officers and directors of borrower so long as the Board of Directors of Company determines that such compensation is in the best interests of Company, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Company, (iv) other loans to officers and employees approved by the Board of Directors; and (k) other Investments aggregating not in excess of $1,000,000 at any time; (l) Investments in Subsidiaries of the Company or in joint ventures formed in connection with the Company’s manufacturing, distribution or sales activities.

          (n) “Permitted Liens” shall mean and include: (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Holder for the eventual payment thereof if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Holder for the eventual payment thereof if subsequently found payable; (iii) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) Liens securing obligations under a capital lease if such Liens do not extend to property other than the property leased under such capital lease; (v) Liens upon any equipment acquired or held by Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment; (vi) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or affecting the value or use of such property; (vii) Liens in favor of the Holder; (viii) Liens existing on the date hereof in favor of holders of Senior Indebtedness; (ix) any liens existing as of the date hereof and disclosed in the Schedule; (x) liens on equipment leased by Company pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment (including Liens arising from UCC financing statements regarding such leases); (xi) liens arising from judgements, decrees or attachments to the extent and only so long as such judgment, decree or attachment does not constitute an Event of Default under 7(h); (xii) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xiii) liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights off setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (xiv) liens on the Company’s inventory or accounts receivable to secure Indebtedness incurred in connection with the financing of such accounts receivable or inventory; and (xv) liens incurred in connection with the extension, renewal, refunding, refinancing, modification, amendment or restatement of the indebtedness secured by Liens of the type described in clauses (i) and (xiv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.
          (o) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

          (p) “Senior Indebtedness” shall mean the principal of, unpaid interest on and other amounts due in connection with the notes payable and other evidences of indebtedness outstanding at the time of execution of this Note.
          (q) “Subsidiary” shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Company (c) any other entity included in the financial statements of Company on a consolidated basis.
          (r) “Transaction Documents” shall mean this Note and the Warrant (as the latter is defined in Section 12 hereof).
     2. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company represents and warrants to the Holder as follows:
          (a) Due Incorporation and Qualification. Each of the Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted and as proposed to be conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.
          (b) Authority. The execution, delivery and performance by Company of each Transaction Document to be executed by Company and the consummation of the transactions contemplated thereby (i) are within the corporate power of Company and (ii) have been duly authorized by all necessary corporate actions on the part of Company.
          (c) Enforceability. Each Transaction Document executed, or to be executed, by Company has been, or will be, duly executed and delivered by Company and constitutes, or will constitute, a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
          (d) Non-Contravention. The execution and delivery by Company of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Certificate or Bylaws of the Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Company, its business or operations, or any of its assets or properties.
          (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby, except for filings and notifications required by federal and state securities laws in connection with the offer and sale of this Note and the consummation of the transactions contemplated hereby and thereby.
          (f) No Violation or Default. None of the Company or the Company’s Subsidiaries is in violation of or in default with respect to (i) its Certificate or Bylaws or equivalent charter document or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.
          (g) Litigation. Except as described in the Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2006, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company or the Company’s Subsidiaries at law or in equity in any court or before any other governmental authority which if adversely determined (i) would (alone or in the aggregate) have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.
          (h) Title. The Company and the Company’s Subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties as reflected in the most recent Financial Statements delivered to Purchasers (except those assets and properties disposed of in the ordinary course of business since the date of such Financial Statements) and all respective assets and properties acquired by Company and Company’s Subsidiaries since such date (except those disposed of in the ordinary course of business). Such assets and properties are subject to no Lien, except for Permitted Liens.

          (i) Equity Securities. The authorized capital stock of the Company may be found in the Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2006 filed by the Company with the SEC.
     3. REPRESENTATIONS AND WARRANTIES OF HOLDER. The Holder represents and warrants to the Company that such Holder has been advised that neither this Note nor the securities which may be issued upon the conversion hereof have been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Holder is aware that the Company is under no obligation to effect any such registration with respect to the Note or to file for or comply with any exemption from registration. Such Holder has not been formed solely for the purpose of making this investment and is purchasing the Note to be acquired by such Holder hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Holder has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Holder is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.
     4. INTEREST. Accrued interest on the outstanding principal balance on this Note shall be payable on the Maturity Date.
     5. PREPAYMENT. Upon 3 (three) days’ prior written notice to the Holder, the Company may prepay this Note in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.
     6. CERTAIN COVENANTS. While any amount is outstanding under the Note, without the prior written consent of Holders of 2/3 (two thirds) or more in interest of then-outstanding principal amount of the Notes, which consent shall not be unreasonably withheld or delayed:
          (a) Indebtedness. Neither Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except Senior Indebtedness and Permitted Indebtedness.
          (b) Liens. Neither the Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

          (c) Asset Dispositions. Neither the Company nor any of its Subsidiaries shall sell, lease, transfer, license or otherwise dispose of any of its assets or property (collectively, a “Transfer”), whether now owned or hereafter acquired, except (i) transfers in the ordinary course of its business consisting of the sale of inventory and sales of worn-out or obsolete equipment and (ii) transfers not in excess of $1,000,000 for fair value and other than to any affiliate of the Company.
          (d) Mergers, Acquisitions, Etc. Neither the Company nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, or acquire all or substantially all of the assets or capital stock of any other Person.
          (e) Investments. Neither the Company nor any of its Subsidiaries shall make any Investment except for Permitted Investments. Without previous notice to Holder, Company will not sell an amount greater than $100,000 in equity securities, with the exception of (i) up to an aggregate of UK £15,000,000 private and/or public offerings outside the United States; (ii) compensatory and incentive awards of Equity Securities to employees of and consultants to the Company consistent with its prior practices; and (iii) for issuances of Equity Securities in connection with the exercise of conversion rights of the holders of outstanding convertible securities, including without limitation warrants or options, to purchase Company securities granted or issued by the Company prior to the date hereof.
          (f) Dividends, Redemptions, Etc. Neither the Company nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, decease or otherwise acquire for value any of its Equity Securities; (iii) return any capital to any holder of its Equity Securities; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities; or (v) set apart any sum for any such purpose; other than payments of principal and interest on outstanding Interim Bridge Notes and repurchases of shares from terminated employees pursuant to the terms of restricted stock purchase agreements, and provided, however, that any Subsidiary may pay cash dividends to Company.
          (g) Indebtedness Payments. Neither the Company nor any of its Subsidiaries shall (i) prepay, redeem, purchase, decrease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than (A) amounts due under this Note and (B) Senior Indebtedness) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money (other than (A) obligations under this Note and (B) Senior Indebtedness) or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or stockholders.
          (h) Information Rights; Notices. The Company shall furnish to the Holder the following:

               (i) SEC Reports. In no event later than five (5) business days after they are sent, made available or filed, copies of all registration statements and reports filed by Company with the Securities and Exchange Commission and all reports, proxy statements and financial statements sent or made available by Company to its stockholders generally; and
               (ii) Notice of Defaults. Promptly upon the occurrence thereof, written notice of the occurrence of any Event of Default hereunder or any event of default with respect to any Senior Indebtedness.
          (i) Inspection Rights. The Holder and its representatives shall have the right, at any time during normal business hours, upon reasonable prior notice, and at the expense of the Holder, to visit and inspect the properties of the Company and its corporate, financial and operating records, and make abstracts therefrom, and to discuss the Company’s affairs, finances and accounts with its directors, officers and independent public accountants.
          (j) Use of Proceeds. The Company shall use the proceeds it receives from sales of Notes to all of the Holders as set forth in the Company’s Private Placement Memorandum dated January 12, 2006; provided, however that (i) not more than $25,000 per month of such proceeds may be used by the Company to pay R&D payables reflected on the Balance Sheet contained in its Quarterly Report on Form 10-QSB for its period ended September 30, 2006 and (ii) not more than $10,000 per month may be used to pay other payables reflected on the Balance Sheet contained in said Form 10-QSB.
     7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:
          (a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) days of Company’s receipt of the Holder’s written notice to Company of such failure to pay; or
          (b) Breaches of Certain Covenants. The Company or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 6(d), 6(f) or 6(j) of this Note; or
          (c) Breaches of Other Covenants. The Company or any of its Subsidiaries shall fail to observe or perform any other covenant, Transaction Documents (other than those specified in Sections 7(a) and 7(b)) and (i) such failure shall continue for fifteen (15) days, or (ii) if such failure does not result from the payment of money or the failure to pay money and is not curable within such fifteen (15) day period, but is reasonably capable of cure within forty-five (45) days, either (A) such failure shall continue for forty-five (45) days or (B) the Company or its Subsidiary shall not have commenced a cure in a manner reasonably satisfactory to the Holders within the initial fifteen (15) day period; or
          (d) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to the Holder to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished, except any such false, incorrect, incomplete or misleading statement which will not result in a Material Adverse Effect on the Company; or
          (e) Other Payment Obligations. The Company or any of its Subsidiaries shall (i)(A) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness, including the Senior Indebtedness, to be paid by such Person (excluding this Note and the other Transaction Documents but including any other evidence of Indebtedness of Company or any of its Subsidiaries to the Holder) and such failure shall continue beyond any period of grace provided with respect thereto, or (B) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and (ii) the effect of such failure or default is to cause, or permit the holder or holders thereof to cause, Indebtedness in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more to become due prior to its stated date of maturity, unless such acceleration shall have been rescinded or forgone and such failure to pay cured within thirty (30) days from the date of such acceleration; or
          (f) Voluntary Bankruptcy or Insolvency Proceedings. The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or
          (g) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or
          (h) Judgments. A final judgment or order for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) (exclusive of amounts covered by insurance issued by an insurer not an affiliate of Company) shall be rendered against the Company or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or
          (i) Transaction Documents. Any Transaction Document or any material term thereof shall cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of Company enforceable in accordance with its terms or if the Liens of the Holder in any of the assets of Company or its Subsidiaries shall cease to be or shall not be valid and perfected Liens or the Company or any Subsidiary shall assert that such Liens are not valid and perfected Liens.
     8. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 7(f) and 7(g)) and at any time thereafter during the continuance of such Event of Default, the Holders may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 7(f) and 7(g), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holders may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.
     9. ACCELERATED MATURITY. Subject to the following sentence, at any time prior to the Maturity Date, for each additional $1,000,000 of gross proceeds raised from one or more offerings of the Company’s equity or quasi-equity securities, the Company shall redeem Notes with a minimum face value of $500,000 together with accrued and unpaid interest, until the entire outstanding Note is redeemed. The Company’s transaction with Suisse Finance (America) Inc. and its affiliates (collectively, “Suisse Finance”), only outside of North America and only up to a maximum of UK £15,000,000 in the aggregate, are exempt from this provision and no sales of the Company’s securities arranged or facilitated by, to, or through Suisse Finance shall obligate the Company to apply any portion of the proceeds of any such offering(s) to the redemption of the Notes in whole or in part.
     10. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness.
          (a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, (i) no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.
          (b) Default on Senior Indebtedness. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and the Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section 10(b) during any 360 day period.
          (c) Further Assurances. By acceptance of this Note, the Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to the Holder’s rights hereunder, the Company may require that the Holder execute such forms of subordination agreement; provided that such forms shall not impose on the Holder terms less favorable than those provided herein.
          (d) Other Indebtedness. No Indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.
          (e) Subrogation. Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 10) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 10 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.
          (f) No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 10 to receive cash, securities or other properties otherwise payable or deliverable to the Holder, nothing contained in this Section 10 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.
          (g) Reliance of Holders of Senior Indebtedness. The Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.
     11. CONVERSION.
          (a) Conversion by Holder. At any time prior to payment in full of the principal balance of this Note, the Holder shall have the right, at the Holder’s option, to convert this Note, in accordance with the provisions of Section 11(c) hereof, in whole or in part, into fully paid and nonassessable shares of Common Stock, provided that the Holder shall provide at least fifteen (15) business days notice to the Company of Holder’s election to convert this Note into shares of the Company’s Common Stock. The number of shares of the Company’s Common Stock into which this Note may be converted shall be determined by dividing the aggregate amount of this Note to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The initial “Conversion Price” shall be equal to $0.70 per share. The Conversion Price shall be subject to adjustment from time to time pursuant to Section 13 hereof.
          (b) Conversion by the Company. The Company shall have the right, but only with the Holder’s consent, to convert this Note, in accordance with the provisions of Section 11(c) hereof, in whole or in part, into fully paid and nonassessable shares of the Company’s common stock. The number of shares of common stock into which this Note may be converted shall be determined by dividing the aggregate amount of this Note to be converted by the Conversion Price in effect at the time of such conversion.
          (c) Conversion Procedure.
               (i) Conversion Pursuant to Section 11(a). Before the Holder shall be entitled to convert this Note into shares of the Company’s Common Stock, it shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 11(a), and shall state therein the amount of the unpaid principal amount of this Note, together with accrued but unpaid interest, to be converted and the name or names in which the certificate or certificates for shares of the Company’s Common Stock are to be issued, subject to compliance by the Holder of this Note with the transfer restrictions applicable to this Note. The Company shall, as soon as practicable thereafter (but in any event within ten (10) days thereafter), issue and deliver to the Holder of this Note a certificate or certificates for the number of shares of the Company’s Common Stock to which the Holder shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws), together with a replacement Note (if any principal amount is not converted) and any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 11(d). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of the Company’s Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Company’s Common Stock as of such date.
               (ii) Conversion Pursuant to Section 11(b). If this Note is converted by the Company pursuant to Section 11(b), written notice shall be delivered to the Holder notifying the Holder of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, the date on which such conversion is expected to occur and calling upon such Holder to surrender to Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of Company. At its expense, the Company shall, as soon as practicable thereafter (but in any event within ten (10) days thereafter), issue and deliver to such Holder a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described in Section 11(d). Any conversion of this Note pursuant to Section 11(b) shall be deemed to have been made immediately prior to the closing of the issuance and sale of shares as described in Section 11(b) and on and after such date the Person entitled to receive the shares issuable upon such conversion shall be treated for all purpose as the record Holder of such shares as of such date.

          (d) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to the Holder any interest accrued on the amount converted and on the amount to be paid to the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 11(d), the Company shall be forever released and discharged from all its obligations and liabilities under this Note.
     12. ISSUANCES OF WARRANTS.
          (a) The Holder shall receive, for no additional consideration, a stock purchase warrant (the “Warrant”) in a form attached to this Note, entitling the Holder to purchase shares of the Company’s Common Stock.
          (b) The Company shall issue to the Holder a Warrant entitling the Holder to purchase a number of shares of the Company’s Common Stock equal to 150% of the number of shares of Common Stock into which this Note initially is convertible.
          (c) Each Warrant to be issued by the Company pursuant to this Section 12 shall have an initial exercise price of $1.00 per share, and expiration date of three (3) years from the date when it is issued.
          (d) The shares of the Company’s Common Stock issuable upon the exercise of any Warrants issued pursuant to this Section 12 shall be entitled to “piggy back” registration rights.
     13. CONVERSION PRICE ADJUSTMENTS.
          (a) Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of the Company’s Common Stock or other distribution payable in additional shares of the Company’s Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of the Company’s Common Stock (hereinafter referred to as “the Company’s Common Stock Equivalents”) without payment of any consideration by such holder (including the additional shares of the Company’s Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of the Company’s Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

          (b) Adjustments for Reverse Stock Splits. If the number of shares of the Company’s Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of the Company’s Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of the Company’s Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.
          (c) Notices of Record Date, etc. In the event of:
               (i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
               (ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or
               (iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.
          (d) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the Company’s Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of the Company’s Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of the Company’s Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of the Company’s Common Stock to such number of shares as shall be sufficient for such purposes.
     14. SUCCESSORS AND ASSIGNS. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder or by the Holder without the prior written consent of the Company. Subject to the foregoing and the restrictions on transfer described in Section 16 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
     15. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.
     16. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. With respect to any offer, sale or other disposition of this Note or any securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder’s counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification under any federal or state law then in effect. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested and subject to Section 14 above, the Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 16 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
     17. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, or by facsimile transmission or personal delivery, addressed (i) if to the Holder, at such Holder’s address set forth at the end of this Agreement, or at such other address as such Holder shall have furnished the Company in writing, or (ii) if to the Company, at its address or fax number set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Holder in writing. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.
     18. PAYMENT. Payment shall be made in lawful tender of the United States.
     19. DEFAULT RATE; USURY. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus 8% (eight percent) until such time as the event of default has been cured in its entirety, and the Note Holders will be entitled to receive additional Warrants to purchase a number of shares of the Company’s Common Stock equal to 25% (twenty-five percent) of the number of shares of the Company’s Common Stock issuable upon the exercise of the original Warrants issued hereunder, for each 60-day period the Company remains in default. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
     20. EXPENSES; WAIVERS. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by one counsel representing all Holders designated in accordance with Section 22 below, in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. The Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by the Holder with respect to the enforcement or attempted enforcement of any of the obligations of the Company to the Holder under the Transaction Documents or in preserving any of the Holder’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Transaction Documents or the obligations thereunder or any bankruptcy or similar proceeding involving Company or any of its Subsidiaries).
     21. REPLACEMENT NOTE. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof; the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.
     22. ACTION OF HOLDERS. Any action required or permitted to be taken by the Holders of this Note and the other Notes, and any demand, sent, forbearance or waiver, shall be effective only with the consent or other affirmative action of 2/3 (two- thirds) or more in interest of then-outstanding principal amount of the Notes. No such demand, consent, waiver or forbearance shall be of any force or effect without such consent or other action.

     23. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.
     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

SAVE THE WORLD AIR, INC.
By:	SPECIMEN
Its:
Fax Number: (818) 487-8003

HOLDER
Amount:	$

Signature:	SPECIMEN
Name:
Address:

Fax Number:
Social Security/Federal ID No. _____________________________________

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